EXHIBIT 10.131

             SECURITY AGREEMENT DATED AUGUST 8, 1996 BETWEEN NUOASIS
               INTERNATIONAL INC. AND THE HARTCOURT COMPANIES INC.

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is executed as of this 8th day of August, 1996, by The Hartcourt Companies, Inc., a Utah corporation (hereinafter referred to as the "Debtor"), with its principal place of business located at 19104 South Norwalk Blvd., Artesia, California 90703, in favor of NuOasis International Inc., a corporation organised under the laws of the Commonwealth of the Bahamas, its successors and assigns (hereinafter referred to as the "Secured Party").

          WHEREAS, the following recitals of fact are a material part of this Agreement; and,

         WHEREAS, Secured Party is granting credit to Debtor pursuant to a Convertible Secured Promissory Note (the "Note") dated of even date which is required to be secured by the property described in Exhibit "A" to the Note (all of which documents and instruments evidencing and/or securing indebtedness of Debtor to Secured Party are collectively referred to herein, along with this Agreement, as the "Security Documents"). Secured Party is unwilling to grant credit to Debtor unless Debtor grants to Secured Party the security interest granted herein according to the terms and conditions hereof.

1. In consideration of the granting of credit to Debtor by Secured Party, Debtor hereby grants to Secured Party a security interest (hereinafter referred to as the "Security Interest") in the property described on Exhibit "A" attached hereto and made a part hereof, whether now owned or hereafter acquired, including all proceeds and products thereof and additions and accessions thereto (hereinafter referred to as the "Collateral"). This Agreement and the rights hereby granted shall secure the following (hereinafter collectively referred to as the "Obligations"):

          A. Principal and Interest. The principal amount of Borrower's indebtedness to Secured Party with interest thereon as specified in the Security Documents and any renewals, extensions or modifications thereof; and

          B. Expenses. The expense of all legal proceedings, including attorneys' fees, brought by the Secured Party to enforce the Note or this Agreement and all other costs and expenses paid or incurred by the Secured Party in respect of or in connection with the Collateral; and

          C. Performance. The observance and performance by the Debtor of all of the terms, provisions, covenants and obligations on its part to be observed or performed under the Note and this Agreement; and

          D. Other. Any and all indebtedness, obligations and liabilities of any kind and nature of the Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

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2.   DEBTOR'S WARRANTIES, COVENANTS AND AGREEMENTS

     Debtor hereby warrants, covenants and agrees that:

     A. Purpose. The Collateral covered by this Agreement is used or purchased for use primarily for business purposes. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral, except in ordinary course of business.

     B. Transfer of Collateral Prohibited. Debtor will not, without obtaining the prior written consent of Secured Party, transfer or permit any transfer of the Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as permitted above), or by way of a grant of a security interest, or by way of levy or other judicial process.

     C. Access and Inspection. Debtor will, at all reasonable times, allow Secured Party or its representatives free and complete access to all of the Debtor's records for such inspection and examination as Secured Party deems necessary. Debtor shall also upon request of Secured Party from time to time submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party shall require.

     D. Third Party Claims. Debtor at its cost and expense will protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against the claims and demands of all other parties. Debtor will promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the terms of the Agreement.

     E. Insurance. Debtor at its expense will obtain and maintain in force insurance policies including fire and flood insurance, covering losses or damage to the Collateral. The insurance policies to be obtained by Debtor shall be in form and amounts acceptable to Secured Party. Secured Party is hereby irrevocably appointed Debtor's attorney in fact to endorse any check or draft that may be payable to the Debtor, alone or jointly with other payees, so that the Secured Party may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by the Secured Party in the collection thereof, shall be applied in Secured Party's sole discretion either toward the costs of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

     F. Notices. Debtor will give Secured Party immediate written notice of any change in location of Debtor's place of business.

3.   EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute and is hereby defined to be an "Event of Default":

     A. Breach of Security Agreement Any failure or neglect to observe or perform any of the terms, provisions, promises, agreements or covenants of this Agreement and the continuance of such failure or neglect after notice thereof to the Debtor; or

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     B.   Failure  to Pay.  Any  failure  of the  Debtor  to pay any  amount  of principal and/or interest, or any other sum due under the Note within ten (10) days following the date such amount became due and payable; or

     C. False Statements. Any warranty, representation or statement contained in this Agreement or otherwise made or furnished to the Secured Party by or on behalf of the Debtor shall be or shall prove to have been false when made or furnished; or

     D. Destruction or Demise of Collateral. Any loss, theft, substantial damage, destruction of, or the attachment of an encumbrance to any of the Collateral, or the voluntary or involuntary transfer of any of the Collateral (and said Collateral is not immediately replaced, restored or returned) or the transfer of possession thereof to anyone, or the sale, creation of a security interest, lien, attachment, levy, garnishment, distraint, or other process of, in or upon any of the Collateral, and if such attachment or other similar process is not bonded or released within thirty (30) days after levy.

     E Breach of Conversion Rights. If the Debtor shall fail to honor the Secured Party's conversion rights under the Note following thirty (30) days prior notice to Debtor and following Secured Party's compliance with all the procedures of Debtor for conversion and the failure of Debtor to either tender the shares issuable upon conversion or to notify Secured Party of additional third party requirements (i.e. transfer agent) within said thirty (30) day period.

4.   SECURED PARTY'S REMEDIES

     Upon the occurrence of any Event of Default hereunder, Secured Party shall have the following rights and remedies:

     A. Acceleration and Possession. Secured Party may, at its option, declare all or any part of the Obligations immediately due and payable and Debtor shall on demand by Secured Party deliver the Collateral to the Secured Party. Secured Party may, without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, may enter upon any property occupied by or in the control of Debtor.

     B. All Remedies Available. Secured Party may pursue any legal remedy available to collect all sums secured hereby and to enforce its title in and right to possession of the Collateral, and to enforce any and all other rights or remedies available to it, and no such action shall operate as a waiver of any other right or remedy of the Secured Party under the terms hereof or under applicable law.

     C. Waiver of Defenses. Debtor waives any requirements of presentment, protest, notices of protest, notices of dishonor, and all other formalities. Debtor waives all rights and/or privileges it might otherwise have to require Secured Party to proceed against or exhaust the Collateral encumbered hereby or the Note or to proceed against any guarantor of the Obligations or to pursue any other remedy available to Secured Party in any particular manner or order under the legal or equitable doctrine or principle of marshaling and/or suretyship and further agrees that Secured Party may proceed against any or all of the Collateral encumbered hereby in the event of default in such order and manner as Secured Party in its sole discretion may determine. Any Debtor that has signed this Agreement as a surety or accommodation party, or that has subjected its property to this Agreement to secure the indebtedness of another hereby expressly waives the benefits of the provisions of any laws which could delay, defeat or render more costly the Secured Party's realization upon the Collateral, waives any defense arising by reason of any disability or other defense of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor, and waives the benefit of any statutes of limitation affecting the enforcement hereof.

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     D.   Sale of  Collateral.  Secured  Party  may  sell all or any part of the
          Collateral at public or private sale either with or without having such Collateral at the place of sale, and with notice to Debtor as provided herein. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including attorneys' fees and court costs) shall be applied to the payment of any part or all of the Obligations and any other indebtedness or liability of Debtor to Secured Party, and any surplus thereafter remaining shall be paid to any person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of Collateral and the total amount of Obligations owing by Debtor, Debtor will promptly upon demand pay the amount of such deficiency to Secured Party.

     E. Secured Party as Purchaser. At any sale, public or private, of the Collateral or any part thereof, made in the enforcement of the rights and remedies of Secured Party, Secured Party may purchase any part or parts of the Collateral or all thereof offered at such sale.

     F. Notice of Sale. Secured Party shall give Debtor reasonable notice of any sale or other disposition of the Collateral or any part thereof. Debtor agrees that notice shall be conclusively deemed to be reasonable and effective if such notice is mailed by registered or certified mail postage prepaid, to Debtor at Debtor's principal place of business at least ten (10) days prior to such sale or other dispositions.

     G. Applicable Law Remedies. Secured Party shall have all the rights and remedies afforded a Secured Party under applicable law.

5.   MISCELLANEOUS PROVISIONS

     A. Waivers and Cumulative Remedies. No Event of Default hereunder by Debtor shall be deemed to have been waived by Secured Party except by a writing to that effect signed by Secured Party and no waiver of any such Event of Default shall operate as a waiver of any other Event of Default on a future occasion, or as a waiver of that Event of Default after written notice thereof and demand by Secured Party for strict performance of this Agreement. All rights, remedies and privileges of Secured Party hereunder shall be cumulative and not alternative, and shall, whether or not specifically so expressed, inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and legal representatives.

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     B.   Debtor's  Possession  of  Collateral.  Until an Event of Default,  the
          Debtor may retain possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or with the provisions of any policies of insurance thereon.

     C. Waiver of Jury Trial. Secured Party and Debtor hereby agree to trial by court and irrevocably waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Agreement, the Note, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Agreement.

     D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     E. Written Amendment Required. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Debtor and Secured Party.

     F. Full Force and Effect. This Agreement shall remain in full force and effect until all of the indebtedness and any extensions or renewals thereof shall be paid in full.

     G. Successors and Assigns. Secured Party and Debtor as used herein shall include the heirs, executors or administrators, or successors or assigns of those parties. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

     H. Financing Statements. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statements. Notwithstanding the foregoing, Debtor shall provide, shall execute and shall cooperate with Secured Party in the execution and filing of such financing statements, documents and instruments as Secured Party may reasonably request in order to perfect the security interest granted to Secured Party hereunder or otherwise to carry out the purposes of this Agreement.

     I. Governing Law. This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the United States, as the same may from time to time be in effect.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.

                                             The Hartcourt Companies, Inc.
                                             a Utah corporation



                                             By:-------------------------------
                                                Name:
                                                Title:

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                                  SCHEDULE "3"

                                     to the
                           Purchase and Sale Agreement
                                 Dated August 8, 1996

                                 CAPITALIZATION

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 110,001,000 shares of capital stock, composed of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), 1,000 shares of Preferred Stock, par value $.01 per share ("Original Preferred Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Class A Preferred Stock").

COMMON STOCK

         Voting Rights. Subject to the voting rights of holders of Original Preferred Stock described below, each holder of shares of Common Stock is entitled to one vote for each share of Common Stock for the election of directors and on each other matter submitted to a vote of the stockholders of the Company. Until December 31, 2010, holders of Common Stock, are entitled to elect two-fifths (2/5) of the authorized number of members of the Board of Directors. The holders of Common Stock have exclusive voting power on all matters at any time no Preferred Stock with superior voting rights is issued and outstanding.

         Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in distributions of any assets after payment in full or provision for all amounts due creditors and provision for any liquidation preference of any other class or series of stock of the Company then outstanding.

         Dividends. Dividends may be declared by the Board of Directors and paid from time to time to the holders of Common Stock in cash, stock, or otherwise, as may be determine by the Board of Directors, out of the net profits or surplus of the Company.

ORIGINAL PREFERRED STOCK

         Voting Rights. The holders of Original Preferred Stock are not entitled to vote on any matters except those affecting the Original Preferred Stock, the election of directors (to the extent described below) and as otherwise required by law. Until December 31, 2010, holders of Original Preferred Stock, voting as a single class, are entitled to elect three-fifths (3/5) of the authorized number of members of the Board of Directors.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, holders of Original Preferred Stock are entitled to be paid the full par value of the Original Preferred Stock, $.01 per share.

         Conversion Rights. The holders of shares of Original Preferred Stock are entitled to convert each share of Original Preferred Stock into 1,000 shares of fully paid non-assessable Common Stock.

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          Dividends.The  holders of shares of Original  Preferred  Stock are not entitled to receive any dividends. Class A Preferred Stock

         General. The 10,000,000 shares of authorized and unissued Class A Preferred Stock may be issued pursuant to action by the Company's Board of Directors and without further action by the Company's stockholders with such designations, powers, preferences and other rights and qualifications, limitations and restrictions thereof as the Board of Directors may designate, including but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iii) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (iv) any preferential amount payable upon shares of such series may be converted into other securities, if such shares are convertible; and (v) the voting rights, including the right to vote as a class on designated matters such as, but not limited to, the merger, consolidation or sale of substantially all of the Company's assets, or the approval of designated action by a greater than two thirds (2/3) affirmative vote, and if so, the terms and conditions thereof and any limitations thereon.

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